UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2015

FBEC Worldwide, Inc.

(Exact name of registrant as specified in its charter)

714-462-9404

(Registrant's telephone number, including area code)

Wyoming	000-52297	47-3855542
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

204 W. Main Street, Suite 106

Grass Valley, CA 95945

(Address of principal executive offices) (Zip Code)

Frontier Beverage Company, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry or Termination of a Material Definitive Agreement

In connection with the Board Meeting on August 25, 2015 of FBEC Worldwide Inc., a Wyoming Corporation, the Board has agreed to engage Gary R. Henrie, Attorney at Law, as its General Counsel pursuant the recommendation of Adam Heimann. Refer to Exhibit 10.1.

Mr. Henrie has been practicing law since 1987. He began his career with the law firm of Suitter Axland Armstrong and Hanson in Salt Lake City, Utah and later became a founding member of Eddington Henrie and McArthur. He later joined Fabian & Clendenin in Salt Lake City as a partner before moving his practice to Las Vegas, Nevada. He has been a sole practitioner since 2003 and maintains law practices in both the State of Utah and the State of Nevada. His practice focus has been in the areas of estate planning, securities, corporate structuring, taxation, mergers and acquisitions and business litigation. Mr. Henrie has written various manuals published by the National Business Institute (“NBI”) on topics including Estate Planning, Corporate Law and Taxation and has lectured widely on those topics for NBI. He served as an adjunct professor of law in the Masters of Taxation program for the Washington School of Law in Salt Lake City, Utah. He is a past president of the Business Law Section of the Utah State Bar and also of the Estate Planning Section of the Utah State Bar. Mr. Henrie is licensed to practice law in the states of Nevada and Utah and maintains an active practice before the Securities and Exchange Commission. Prior to attending law school, Mr. Henrie worked in the banking industry for seven years. At the time he left banking to enter law school he was a Second Vice President with a subsidiary of Chase Manhattan Corporation. His various memberships include Attorney and Counsellor of the Supreme Court of the United States, U.S. District Court, District of Utah, Supreme Court of Utah, Nevada State Court System, Utah State Bar, State Bar of Nevada and the Department of Veterans Affairs Accredited. His educational background includes Utah State University (B.A. Cum Laude, 1977), and J. Reuben Clark Law School, Brigham Young University (J.D. Magna Cum Laude 1987).

In connection with the Board Meeting on September 9, 2015 of FBEC Worldwide Inc., a Wyoming Corporation, the Board has agreed to accept the resignation of Gary R. Henrie, Attorney at Law, as its General Counsel. The Company paid $1,200 to Gary R. Henrie for services rendered. Refer to Exhibit 10.3 and Exhibit 10.4.

William Haseltine will remain as the General Counsel for FBEC Worldwide, Inc..

Item 5.02 Appointment and Dismissal of Principal Officer(s) / Director(s)

In connection with the Board Meeting on August 25, 2015 of FBEC Worldwide, Inc., a Wyoming Corporation, acknowledged that the majority shareholder(s) appointed Adam Heimann as its Chief Operations Officer (COO) and a member of the Board of Directors. Refer to Exhibit 10.2.

Adam Heimann, age 32, has a background in marketing, advertising, public relations & clinical psychology. Mr. Heimann has a deep understanding for entrepreneurship, having started an online marketing and website design business in 2006, it has currently evolved into a full fledge online marketing, IR/PR firm. Adam has previously served as Marketing Director to NBA Elite Tim Hardaway via his foundation, as well as Marketing Director and Head of Public Relations to Music Legend Bob Marley’s Family and Online Marketing Director to White Glove International official premium ticket and lifestyle experience partner to the World Champions, Miami Heat. Mr. Heimann does not hold a college degree.

In connection with the Board Meeting on September 9, 2015 of FBEC Worldwide, Inc., a Wyoming Corporation, acknowledged that the majority shareholder(s) dismissed Adam Heimann as its Chief Operations Officer (COO) and a member of the Board of Directors. The company has not received the services from Midam Ventures pursuant the paid $60,000 invoice, and could not confirm Mr. Heimann’s employment and educational background. FBEC was concerned that there is a conflict of interest related to Mr. Heimann’s appointment as the COO at the same time of his ownership in Midam Ventures, LLC which is currently the Company’s IR/PR Firm. Refer to Exhibit 10.3, 10.5 and Exhibit 10.6.

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In connection with the Board Meeting on September 9, 2015 of FBEC Worldwide, Inc., a Wyoming Corporation, acknowledged that the majority shareholder(s) accepted the resignation of Jason Spatafora as its Chief Marketing Officer (CMO) and a member of the Board of Directors. Refer to Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits

Exhibit
No.	Description of Exhibit
10.1	Retainer Agreement with Gary R. Henrie dated August 25, 2015
10.2	Adam Heimann Employment Agreement dated August 25, 2015
10.3	Board Resolution dated September 9, 2015
10.4	Invoice paid to Gary Henrie dated September 4, 2015
10.5	Board Resolution dated August 25, 2015
10.6	Midam Ventures paid Invoice dated 8-3-2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBEC WORLDWIDE, INC.

/s/ Robert S. Sand

Robert Sand, Chairman and Chief Executive Officer

September 10, 2015